Oppenheimer Enterprise Fund
                            Exhibit 24(b)(16) to Form N-1A
                        Performance Data Computation Schedule

The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution           Amount From       Amount From
  Reinvestment           Investment        Long or Short-Term     Reinvestment
  (Ex)Date               Income            Capital Gains          Price

Class A Shares
  12/17/96               0.0000000         1.0669000              14.290


Class B Shares
  12/17/96               0.0000000         1.0669000              14.170


Class C Shares
  12/17/96               0.0000000         1.0669000              14.160









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Oppenheimer Enterprise Fund
Page 2


1. AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED 08/31/97:

   The formula for calculating average annual total return is as follows:

          1                           ERV n
   --------------- = n               (---) - 1 = average annual total return
   number of years                     P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000

Class A Shares

Examples, assuming a maximum sales         Examples at NAV:
  charge of 5.75%:

  One Year                                 One Year

  {($1,111.02/$1,000)^ 1} - 1  = 11.10%    {($1,178.79/$1,000)^ 1} - 1  = 17.88%

  Inception                                Inception

  {($1,719.85/$1,000)^.5505}-1 = 34.78%    {($1,824.77/$1,000)^.5505}-1 = 39.25%


Class B Shares

Example assuming a maximum                 Examples at NAV:
  contingent deferred sales charge
  of 5.00% for the first year, and
  4.00% for the inception year:

  One Year                                 One Year

  {($1,120.31/$1,000)^ 1} - 1  = 12.03%    {($1,170.31/$1,000)^ 1} - 1  = 17.03%

  Inception                                Inception

  {($1,761.11/$1,000)^.5505}-1 = 36.55%    {($1,801.11/$1,000)^.5505}-1 = 38.25%


Class C Shares

Example assuming a maximum                 Examples at NAV:
  contingent deferred sales charge
  of 1.00% for the first year, and
  0.00% for the inception year:

  One Year                                 One Year

  {($1,159.68/$1,000)^ 1} - 1  = 15.97%    {($1,169.67/$1,000)^ 1} - 1  = 16.97%

  Inception                                Inception

  {($1,800.14/$1,000)^.5505}-1 = 38.21%    {($1,800.14/$1,000)^.5505}-1 = 38.21%










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Oppenheimer Enterprise Fund
Page 3


2. CUMULATIVE TOTAL RETURNS FOR THE PERIODS ENDED 08/31/97:

    The formula for calculating cumulative total return is as follows:

              ( ERV - P ) / P = Cumulative Total Return


Class A Shares

Examples, assuming a maximum sales         Examples at NAV:
  charge of 5.75%:

  One Year                                 One Year

  $1,111.02 - $1,000/$1,000 = 11.10%       $1,178.79 - $1,000/$1,000 = 17.88%

  Inception                                Inception

  $1,719.85 - $1,000/$1,000 = 71.99%       $1,824.77 - $1,000/$1,000 = 82.48%



Class B Shares

Example assuming a maximum                 Examples at NAV:
  contingent deferred sales charge
  of 5.00% for the first year, and
  4.00% for the inception year:

  One Year                                 One Year

  $1,120.31 - $1,000/$1,000 = 12.03%       $1,170.31 - $1,000/$1,000 = 17.03%

  Inception                                Inception

  $1,761.11 - $1,000/$1,000 = 76.11%       $1,801.11 - $1,000/$1,000 = 80.11%


Class C Shares

Example assuming a maximum                 Examples at NAV:
  contingent deferred sales charge
  of 1.00% for the first year, and
  0.00% for the inception year:

  One Year                                 One Year

  $1,159.68 - $1,000/$1,000 = 15.97%       $1,169.67 - $1,000/$1,000 = 16.97%

  Inception                                Inception

  $1,800.14 - $1,000/$1,000 = 80.01%       $1,800.14 - $1,000/$1,000 = 80.01%




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